Exhibit 10(g)

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

Dated as of November 5, 2008

Schedules:

Schedule A	Definitions
Schedule B	Member
Schedule C	Management Agreement
Schedule D	Directors
Schedule E	Officers
Schedule F	Members of Nominating Committee

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

This Second Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC (the “Company”), is entered into as of November 5, 2008 by ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, as the sole equity member (the “Initial Member”), and William T. Hill, Jr, and Richard W. Wortham III, as the Special Members (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby continues the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. 18-101 et seq.), as amended from time to time (the “Act”), and hereby amends and restates the Amended and Restated Limited Liability Company Agreement of the Company dated as of October 10, 2007, and the Member and the Special Members hereby agree as follows:

Section 1. Name.

The name of the limited liability company continued hereby is ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 1601 Bryan Street, Dallas, Texas 75201 or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is RL&F Service Corp., One Rodney Square, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 5. Fiscal Year.

Unless otherwise determined by the Board, the fiscal year of the Company shall be the calendar year.

Section 6. Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was heretofore admitted to the Company as a member of the Company upon the execution of an instrument of transfer relating to the transfer of the limited liability company interests in the Company from Energy Future Holdings Corp. (formerly known as TXU Corp.) to the Member on October 9, 2007 (the “LLC Interest Transfer”), and hereby continues as such.

(b) Subject to Section 10(i), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of a transferee of such interest pursuant to Sections 22 and 24, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24), each person designated as a Special Member on the signature pages hereof or on the signature pages of a counterpart hereto, shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, that the Special Members acting as members of the Company shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member appointed by the personal or duly authorized representative of the Person that had been the last remaining Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a member of the Company, may not bind the Company other than any binding act necessary to admit a substitute Member. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as a member of the Company, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member as a member of the Company, each Special Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as a member, no Special Member shall be a member of the Company.

Section 7. Certificate of Formation.

Jared Richardson, an “authorized person” within the meaning of the Act, executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and Energy Future Holdings Corp. (formerly known as TXU Corp.) thereupon became a member of the Company and the designated “authorized person.” Upon the LLC Interest Transfer, Energy Future Holdings Corp.’s powers as an “authorized person” ceased, and the Member thereupon became a member of the Company and the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Texas and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 8. Purpose.

Subject to Section 10(i), the purpose of the Company is limited to acting as member of, and holding limited liability company interests in, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor Electric Delivery”), and such other special purpose entities as are necessary to further the business of Oncor Electric Delivery; provided, however, that any such other special purposes entities shall be prohibited from incurring any indebtedness for borrowed money.

Section 9. Powers.

Subject to Section 10(i), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 8 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act; provided, however, that the Company shall not have the power or right to incur indebtedness for borrowed money.

Section 10. Management.

(a) Board of Directors. Subject to Section 10(i), the business and affairs of the Company shall be managed by or under the direction of the Board and not by or under the direction of any EFH Group member or any officer or employee thereof. The Board shall have at least nine (9) Directors, each of which shall be a natural person:

(i)	one (1) of which Directors will be an officer of the Company designated by the Member;

(ii)	at least six (6) of which Directors will be Independent Directors (at least two of which will be Special Independent Directors) designated at the direction, in writing, of the Nominating Committee; and

(iii)	any remaining Directors will be designated by the Member (such Director, together with the Director who is an officer of the Company, the “Member Directors”).

The nine (9) Directors as of the date hereof are listed on Schedule D hereto. Each Director elected, designated, nominated or appointed in accordance with this Agreement shall hold office (1) until a successor is elected, designated, nominated or appointed and qualified in accordance with this Agreement, (2) in the case of an Independent Director or a Special Independent Director, until such Director fails to qualify as an Independent Director or Special Independent Director, as applicable, or (3) until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. No Director shall be required to be a Member. No Director may concurrently serve as a director of any Subsidiary of Texas Competitive Electric Holdings Company LLC, including any entity that Luminant Holding Company LLC or TXU Energy Company LLC controls.

(b) Powers. Subject to Section 10(i), the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board has the authority to bind the Company. To the extent of their powers set forth in this Agreement and subject to Section 10(i), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(c) Meetings of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board and communicated in writing to each Director; provided, that, upon such communication to each Director of the Board’s determination of the time and place of a regular meeting, no further notice of any regular meeting to be held at such time and place need be given to any Director, but if the Board determines to make any change with respect to the time or place of a regular meeting, five (5) days’ notice of such change shall be communicated in writing to each Director before such change becomes effective. Special meetings of the Board may be called by the Chief Executive Officer on not less than five (5) days’ written notice to each Director by facsimile, mail, telegram or any other means of written communication, and special meetings shall be called by the Chief Executive Officer, the President or the Secretary in like manner and with like notice upon the written request of any one or more of the Directors; provided, that, notice of a special meeting shall not be required if waived by all Directors, which waiver shall be assumed for any Director attending such special meeting, unless attending to object to such meeting.

(d) Quorum; Acts of the Board. Subject to Section 10(i), at all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors.

(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Notwithstanding the foregoing, the Board shall establish a standing committee (the “Nominating Committee”), a majority of whose members shall, at all times, be Independent Directors, whose purpose shall be (A) to nominate and appoint, and to fill vacancies on the Board in respect of, the Independent Directors, including the Special Independent Directors, of the Company, and (B) to nominate and appoint, and to fill vacancies on the board of directors of Oncor Electric Delivery in respect of, the independent directors, including the special independent directors, of Oncor Electric Delivery. The members of the Nominating Committee as of the date hereof are listed on Schedule F hereto.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board designating such committee, and subject to, in all cases, Sections 10(i) and 11, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company specified in the resolution of the Board designating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for attending committee meetings. Chairpersons of standing or special committees may receive compensation, in their capacities as such chairpersons, in addition to any compensation received as a member of any such committee.

(h) Removal of Directors. Unless otherwise restricted by Law, and subject to Section 11, (i) any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Member, and (ii) any vacancy caused by any such removal or expulsion, or otherwise, may be filled by action of the Member; provided that Independent Directors, including Special Independent Directors, may be removed or expelled, and vacancies in respect of any Independent Director, including any Special Independent Director, may be filled, only at the direction, in writing, of the Nominating Committee.

(i) Limitations on the Company’s Activities.

(i)	The Company shall not take any of the actions set forth below, and, for so long as the Company qualifies as a Principal Member of Oncor Electric Delivery, shall not permit Oncor Electric Delivery to take any actions set forth in Section 10(i)(i) or Section 10(i)(ii) of the Oncor Electric Delivery LLC Agreement, in each case without the prior written consent of the Initial Member:

(A)	continue the Company or any of its Subsidiaries under the Laws of another jurisdiction;

(B)	enter into or authorize any material transactions with a third party outside the ordinary course of business including, but not limited to, mergers or acquisitions, substantial dispositions or transfers, or any material investment in any partnership, consortium, joint venture or other similar enterprise;

(C)	authorize, issue, sell, acquire, repurchase or redeem any limited liability company interests or other equity interest (or option, warrant, conversion or similar right with respect to or based upon the value of any equity interest) in or of the Company or any of its Subsidiaries;

(D)	unless required by Law or a change in generally accepted accounting principles (“GAAP”), make any material change in the accounting methods of the Company or any of its Subsidiaries;

(E)	cause the Company or any of its Subsidiaries to be treated as a corporation for federal income tax purposes under Treasury Regulations Section 301.7701-3;

(F)	cause any of the Company’s Subsidiaries’ facilities, assets or paper facilities in the Energy Reliability Council of Texas region to become subject to any greater scope or degree of jurisdiction of the Federal Energy Regulatory Commission than the scope or degree of jurisdiction exercised on January 1, 2007;

(G)	waive or fail to enforce in a commercially reasonable manner any rights or claims to a material payment against any party arising under the Tax Sharing Agreement; or

(H)	enter into any contract, arrangement, understanding or other similar agreement to effectuate any of the foregoing.

(ii)	So long as any Obligation is outstanding, the Member shall not (A) amend, alter, change or repeal Sections 10(b) through (h) or 27, or the definitions in Schedule A of this Agreement that relate to the foregoing Sections referred to in this clause (A), in each case without the written consent of a majority of the Board and of the Initial Member, or (B) amend, alter, change or repeal the definitions of “Independent Director” or “Special Independent Director”; Sections 6(c), 8, 9, 10(a), 10(i) (except as set forth in Section 10(i)(v)(F), 11, 12, 13, 21, 23, 25, 26 or 30; any provision hereof that states that it is subject to Section 10(i) if such amendment would cause such provision no longer to be subject to Section 10(i); or the definitions in Schedule A of this Agreement that relate to the foregoing Sections referred to in this clause (B), in each case without the written consent of (1) a majority of the Board, (2) all Independent Directors and (3) the Initial Member; provided, that the Member may amend any provision hereof reasonably required in good faith to accommodate the admission of any additional Member, other than an Affiliate of Energy Future Holdings Corp. (including the establishment of relative voting rights of the Members and an increase in the number of Directors, including Independent Directors), but no such amendment shall (1) limit the obligation of the Company to comply with the Separateness Undertakings (defined below), or (2) otherwise limit the rights and powers of the Independent Directors. Except as provided in the foregoing sentence, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32.

(iii)	Notwithstanding any other provision of this Agreement and any provision of Law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company or any of its Subsidiaries without (a) the prior written consent of the Initial Member, and (b) the affirmative vote of all of the Directors present and voting (which shall in any event include all Independent Directors), to take any Material Action.

(iv)

The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises as well as the existence, rights (charter and statutory) and franchises of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company.

(v)	To ensure separateness from the EFH Group, so long as any Obligation is outstanding, the Board and the Member shall use their best efforts to cause the Company to take or refrain from taking, as the case may be, the following actions (clauses (A) through (BB) below are collectively referred to as the “Separateness Undertakings”):

(A)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(B)	use stationery, invoices, checks, logos and other business forms separate from any EFH Group member;

(C)	not transfer any material assets or facilities to any EFH Group member, other than any such transfer that is (w) both on a commercially reasonable basis and approved by a majority of the Directors; (x) pursuant to an agreement allowed, with respect to transactions with EFH Group members, under clause (E) below; (y) allowed, with respect to distributions, under Section 17 hereof; or (z) allowed, with respect to taxes, under clause (BB) below;

(D)	not enter into any pledge, encumbrance or guaranty, or otherwise become intentionally liable for, or pledge or encumber its assets to secure the liability, debts or obligations of any EFH Group member;

(E)	maintain an arm’s-length relationship with the EFH Group members and only enter into transactions with the EFH Group members that are both (1) on a commercially reasonable basis and (2) if such transaction is material, approved by a majority of the Directors, other than (a) distributions by the Company in accordance with Section 17 hereof, (b) the Reimbursement Agreements, and (c) payments by the Company pursuant to clause (BB) below, all of which shall in all events be permitted hereunder;

(F)	not amend or modify Section 17, except as approved by the Member and at least a majority of the Board of Directors present and voting, which approval must include a majority of the Independent Directors and all of the Member Directors (other than Directors appointed by any Member holding a minority interest in the Company);

(G)	not hold out its credit as being available to satisfy the debts or obligations of any EFH Group member;

(H)	maintain accurate books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, that are separate and distinct from those of any other entity, except for other Ring-Fenced Entities;

(I)	maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities from those of the EFH Group;

(J)	not commingle any of its facilities, assets, funds or liabilities with the facilities, assets, funds or liabilities of the EFH Group members;

(K)	observe appropriate organizational procedures and formalities, including holding at least annual meetings or actions pursuant to written consent of the Board and keeping minutes of such meetings and actions;

(L)	cause all material transactions and agreements between it and any one or more of the EFH Group members (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other) to be entered into in the names of the entities that are parties to the transaction or agreement and to be formally documented in writing;

(M)	except with respect to shared expenses and corporate functions covered by clauses (P) through (S) below, conduct transactions with the EFH Group members and third parties in its name and as an entity that is separate and distinct from the EFH Group members;

(N)	except with respect to shared expenses and corporate functions covered by clauses (P) through (S) below, pay its own liabilities, expenses and losses only from its own assets;

(O)	except with respect to shared expenses and corporate functions covered by clauses (P) through (S) below, compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

(P)	to the extent that it and EFH Group members jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and reasonably the costs and expenses incurred in so doing between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses;

(Q)	to the extent that it contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the EFH Group members, allocate fairly, appropriately and reasonably the costs incurred in so doing to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs;

(R)	to the extent that officers or other employees of the EFH Group members perform services for the Company, cause the Company to pay the fair, appropriate and reasonable costs and expenses related to providing such services;

(S)	to the extent that it occupies any premises in the same location or shares the use of equipment with the EFH Group members, allocate fairly, appropriately and reasonably any rent and overhead expenses among and between such entities with the result that each bears its fair share of all such rent and expenses;

(T)	cause its employees, representatives and agents (1) to hold themselves out to third parties as being its employees, representatives or agents, as the case may be, it being understood that it need not have its own dedicated employees, (2) to refrain from holding themselves out as employees, representatives or agents of any EFH Group member, and (3) with respect to each employee of the Company, not concurrently to be employee of a EFH Group member;

(U)	maintain separate annual financial statements from the EFH Group prepared in accordance with GAAP showing its assets and liabilities separate and distinct from those of any other entities (other than its Subsidiaries); provided, that these financial statements may be prepared on a consolidated basis for all of the Ring-Fenced Entities, collectively;

(V)	to the extent its financial statements are to be consolidated with the financial statements of any other entities (other than its Subsidiaries), (1) cause to be included in such consolidated financial statements (or in an accompanying statement) a footnote or other description of the separateness of it and its Subsidiaries’ assets, liabilities, business functions and operations to ensure that such separate assets, liabilities, business functions and operations are readily distinguishable by any person receiving or relying upon a copy of such consolidated financial statements, and (2) make its separate annual financial statements available to the public on its website or the website of Oncor Electric Delivery;

(W)	pay or bear the cost of the preparation of its financial statements, and have such financial statements audited by an independent certified public accounting firm; provided, that such audit must be conducted by a team of auditors from such certified public accounting firm that does not include any member of the team of auditors for the EFH Group members;

(X)	correct any known material misunderstanding regarding its identity as an entity separate from any EFH Group member;

(Y)	not make any loans to any EFH Group member or buy or hold any indebtedness or other securities or obligations issued by any EFH Group member (other than (1) trade accounts receivable incurred in the ordinary course of business on an arm’s length commercially reasonable basis payable within 60 days, (2) obligations incurred under the Reimbursement Agreements, and (3) other obligations (other than obligations for borrowed money) incurred on an arm’s length, commercially reasonable basis);

(Z)	not permit any of its assets to be held in the name of another Person, except in the name of a Person that is not a EFH Group member pursuant to a documented trust or similar arrangement;

(AA)	maintain adequate capital and a sufficient number of employees or contractual relationships with parties other than the EFH Group members for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; and

(BB)	pay its fair share of taxes determined substantially as if the Company were a stand-alone corporation, without duplication for taxes paid by Oncor Electric Delivery.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(vi)

To ensure separateness from the EFH Group members, the Company shall cause each Subsidiary of the Company whose organizational documents do not contain separateness provisions comparable to the provisions of Section 10(i) (other than Transition Bond Co.) of this Agreement to take or refrain from taking, as the case may be, actions with respect to such Subsidiary of the type described in Section 10(i)(v) hereof (except that the

Company shall not cause its Subsidiaries to refrain from taking the actions described in Section 10(i)(v)(J) and (Z) with respect to the Commingled Funds), and shall cause each such Subsidiary to take actions with respect to itself of the type described in clauses (ii) and (iv) of the definition of Material Actions only if authorized by the Directors in a manner similar to Section 10(i)(iii).

(vii)	The Member shall not take or permit any action that would cause the Ring-Fenced Entities to violate the Separateness Undertakings.

Section 11. Independent Directors.

The Nominating Committee shall appoint Directors as necessary to cause, at all times, (i) at least six (6) (or such greater number as shall constitute a majority of the Directors if the number of Directors is ever increased by amendment to this Agreement) members of the Board to be Independent Directors, at least two (2) of which Independent Directors shall be Special Independent Directors. To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on any Material Action. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument reasonably acceptable to the Company, which may be a counterpart signature page to the Management Agreement. In the event of a vacancy in the position of Independent Director, the Nominating Committee shall, as soon as practicable, designate a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 11, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have fiduciary duties of loyalty and care identical to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 12. Officers.

(a) Officers. The Officers of the Company as of the date hereof are listed on Schedule E hereto. The Officers of the Company shall consist of at least a Chief Executive Officer, a President, a Secretary and a Treasurer. The appointment or removal of the Chief Executive Officer or the Chief Financial Officer of the Company shall require a majority vote of the Board, which shall in any event include the unanimous vote of the Member Directors (other than any such Member Director who is also an officer or employee of the Company). Additional Officers of the Company, if any, shall be chosen by the Board. The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, except that the President and the Secretary shall not be the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer, except as provided above with respect to the Chief Executive Officer and the Chief Financial Officer, may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company, except as provided above with respect to the Chief Executive Officer and the Chief Financial Officer, shall be filled by the Board. The Officers shall have such powers and duties as usually pertain to their offices, respectively, as well as such powers and duties as may from time to time be conferred by the Board. No Officer of the Company may concurrently be an officer of any EFH Group member.

(b) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 10(i), the actions of the Officers taken in accordance with such powers shall bind the Company.

(c) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have fiduciary duties of loyalty and care identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 13. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director (nor former Member or Director) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Except as otherwise expressly provided herein or required by applicable Law, no Member shall have an obligation to return money or other property paid or distributed to such Member whether or not such distribution was in violation of the Act, except to the extent arising from gross negligence, fraud, willful breach of this Agreement or a willful illegal act of such Member. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise for purposes of §18-502(b) of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation shall be the obligation of such Member and not of any other Person.

Section 14. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 6(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 15. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement to reflect such additional Capital Contribution. The provisions of this Agreement, including this Section 15, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by Law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 16. Tax Classification and Allocations of Profits and Losses.

The Board shall take such actions as are necessary to cause the Company to be treated as a disregarded entity separate from its owner for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3 and neither the Board nor any Person shall take any action that would affect such status without the prior written consent of the Member. The profits and losses of the Company shall be allocated to the Member.

Section 17. Distributions.

(a) Subject to subsections (b), (c) and (d) of this Section 17, distributions shall be made to the Member at such times and in such aggregate amounts as may be determined by the Board from time to time. The Company shall cause each of the Proceeds Distributions (as defined in the Oncor Electric Delivery LLC Agreement) to be distributed to the Initial Member promptly on the date that the Company receives the funds therefor from Oncor Electric Delivery.

(b) Subject to subsection (d) of this Section 17, the Company shall make quarterly distributions to the Member equal to the dividends received from Oncor Electric Delivery and any other Subsidiary the Company has or may hereafter have.

(c) Subject to subsection (d) of this Section 17, the Company shall distribute all of the proceeds of any issuance of limited liability company interests in the Company or in Oncor Electric Delivery, unless otherwise directed by the Member.

(d) Notwithstanding any other provision contained in this Agreement,

(i)	the Company shall not make any distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable Law; and

(ii)	other than in respect of the Proceeds Distributions, the Company shall not distribute any amounts to the Member to the extent that the Board determines that in good faith that it is necessary to retain such amounts to meet expected future requirements of the Company.

Section 18. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Company. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall have the right, pursuant to Section 18-305(c) of the Act, to keep confidential from the Member certain information as the Board deems necessary or appropriate.

Section 19. Reports.

(a) On such date as may be agreed by the Initial Member and the Company, but in no event later than (i) five (5) days with respect to quarterly statements and (ii) ten (10) days with respect to annual statements prior to the date on which the EFH Group (a) is required by Law or any contractual obligation or regulatory commitment to file consolidated financial statements with the SEC or deliver consolidated financial statements to any other Person (which filing or delivery date shall be communicated to the Company at least 40 days in advance of the Company’s obligation to deliver the same) or (b) expects to file consolidated financial statements with the SEC or deliver consolidated financial statements to any other Person in connection with an offering of securities (which filing or delivery date shall be communicated to the Company at least 40 days in advance of the Company’s obligation to deliver the same), the Board shall cause to be prepared all annual audited or quarterly unaudited financial statements, as applicable, and disclosures and certifications required under this Agreement or necessary for such information to be filed or delivered, along with any other information reasonably requested by the Member for inclusion in the EFH Group’s consolidated financial statements or SEC filings.

(b) As soon as reasonably practicable after the end of each taxable year but not later than two hundred and seventy (270) days after the end of each taxable year, the Company shall send to each Member a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable state or local income tax Law, with respect to such taxable year. The Board shall also, after the end of each fiscal year, use reasonable efforts to cause to be prepared and transmitted to the Member as promptly as possible any other tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 20. Other Business.

To the extent permitted by Law and subject to Section 10(i), the Member, the Special Members and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others and the pursuit of any such investment or venture, even if competitive with the business of the Company and its Subsidiaries, shall not be deemed wrongful or improper. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

No Member, Special Member, Director or Affiliate of any of the foregoing shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and any Member, Special Member, Director or Affiliate of any of the foregoing shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

Section 21. Exculpation and Indemnification.

(a) To the fullest extent permitted by Law, no Covered Person shall be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable Law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c) To the fullest extent permitted by applicable Law, expenses (including reasonable legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 21.

(d) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnified Person, an Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Indemnified Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnified Person.

(f) The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

Section 22. Assignments.

(a) The Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 24, the transferee shall be admitted to the Company as a Member of the Company upon its execution of a counterpart signature page to this Agreement and a joinder agreement or other instrument reasonably acceptable to the Company signifying its agreement to be bound by the terms and conditions of this Agreement and assume the obligations of the Member hereunder in respect of the transferred limited liability company interest. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 22, the admission of such transferee shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with this Agreement shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 23. Resignation.

So long as any Obligation is outstanding, the Member may not resign; provided, that nothing in this Section 23 shall limit the Member’s rights under Section 22 to assign its limited liability company interest.

Section 24. Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Member.

Section 25. Dissolution.

(a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon the continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 22 and 24, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24), to the fullest extent permitted by Law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 26. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by Law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable Law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any ownership interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.

Section 27. Benefits of Agreement; No Third-Party Rights.

The provisions of this Section shall apply notwithstanding any provision of this Agreement to the contrary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special

Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons and Indemnified Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 20, Section 21 and Section 30).

Section 28. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 29. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

Section 31. Governing Law.

This Agreement shall be governed by and construed under the Laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said Laws.

Section 32. Amendments.

Subject to Section l0(i), this Agreement may be modified, altered, supplemented or amended only pursuant to a written agreement executed and delivered by the Member.

Section 33. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 34. Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered; telecopied and confirmed; mailed by certified mail, return receipt requested; or sent via nationally recognized overnight delivery service with proof of receipt maintained (i) in the case of the Company, to the Company at its address in Section 2, (ii) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (iii) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

(b) Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c) Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Second Amended and Restated Limited Liability Company Agreement as of the 5th day of November, 2008.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	President and Chief Executive

SPECIAL MEMBERS:

/s/ WILLIAM T. HILL, JR.
Name:	William T. Hill, Jr.

/s/ RICHARD W. WORTHAM III
Name:	Richard W. Wortham III

Signature Page to Second Amended and Restated Oncor Holdings LLC Agreement

SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, however, that for purposes of Section 10(i)(v) of this Agreement, “Affiliate” shall not include any other Ring-Fenced Entity.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, Law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 5, 2007, as amended or amended and restated from time to time.

“Commingled Funds” means (1) the assets or funds deposited by Oncor Electric Delivery in connection with the Plans, (2) the Transition Charges owned by Oncor Electric Delivery Transition Bond Company LLC, or (3) revenues received by Oncor Electric Delivery under Rider NDC (Nuclear Decommissioning Charge) of Oncor Electric Delivery’s Tariff for Retail Delivery Service.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” means, collectively, each Officer, Director, and employee of the Company, each Special Member, the Member and each officer, director and employee of the Member, and of each Affiliate of the Member and of each direct or indirect shareholder of any such Affiliate or of such shareholder’s Affiliates.

“Director” means each of the Persons designated to the Board of Directors from time to time by the Member or the Nominating Committee, including the Independent Directors and Special Independent Directors, in his or her capacity as manager of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“EFH Group” means Energy Future Holdings Corp., a Texas corporation, its successors, and its Subsidiaries, and any individual or entity controlling or owning, directly or indirectly, more than 49% of the beneficial interests in the Company, other than the Ring-Fenced Entities.

“Fitch” means Fitch, Inc.

“Fund Advisors” means, collectively, Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., and Goldman Sachs & Co.

“GAAP” has the meaning set forth in Section 10(i)(i)(D).

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Indemnified Persons” means, collectively, (1) each Officer and Director of the Company, (2) the Special Members, the Member and each officer, director, employee, equityholder and agent of the Member, and (3) any employee of the Company with whom the Company enters into a written agreement approved by a majority of the Board of Directors that includes an indemnification obligation referencing Section 21 of this Agreement.

“Independent Director” means any Director of the Company (i) whom the Board has affirmatively determined to have no material relationship with the Company or any Non-Ring-Fenced Entity (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company, Oncor Electric Delivery, or any Non-Ring-Fenced Entity) and (ii) who otherwise would be considered “independent” in all material respects of the Company and each of the Non-Ring-Fenced Entities in accordance with the criteria set forth in Section 303A of the New York Stock Exchange Manual; provided, that, (1) a Person’s capacity as a director of Energy Future Holdings Corp. or as a shareholder of Energy Future Holdings Corp. prior to the date the common stock of Energy Future Holdings Corp. was acquired by Texas Energy Future Holdings Limited Partnership shall not preclude such Person from being an Independent Director, if such individual otherwise satisfies the criteria set forth above; (2) the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle (other than any such investment vehicle which is an Affiliate of any of the Fund Advisors) shall not preclude such owner from being an Independent Director; (3) the direct or indirect legal or beneficial ownership of interests in a Non-Ring-Fenced Entity shall not preclude such owner from being an Independent Director if such ownership is of a de minimis magnitude that the other Independent Directors determine would not reasonably be expected to influence the judgment of the proposed Independent Director in determining the interests of the Company or Oncor Electric Delivery and (4) with respect to a ratepayer, supplier, creditor or independent contractor of, or a Person who received any benefit from or provided any services to, the Company, Oncor Electric Delivery, or any Non-Ring-Fenced Entity, such relationship shall not preclude such Person or any Affiliate of such Person from being an Independent Director if the other Independent Directors determine that such relationship is of a nature or magnitude as would not reasonably be expected to influence the judgment of the proposed Independent Director in determining the interests of the Company or Oncor Electric Delivery. Notwithstanding anything to the contrary in this definition of “Independent Director”, a Director who also serves as an Independent Director of another Ring-Fenced Entity and who otherwise satisfies the criteria set forth above for an “Independent Director”, may still be considered independent within the meaning hereof.

“Initial Member” means Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, and its successors and assigns.

“Law” means all applicable federal, state, local or foreign laws, statutes and ordinances, common laws and rules, regulations, standards, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses or permits of any Governmental Authority.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means (i) to consolidate or merge the Company with or into any Person with the result that the Company is not the surviving entity; (ii) to consolidate or merge the Company with or into any EFH Group member; (iii) to sell, transfer or dispose of all or substantially all of the assets of the Company (including by way of merger) without adequate provision for the payment of all creditors of the Company and Oncor Electric Delivery; (iv) to

institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state Law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action; or (v) to the fullest extent permitted by Law, to dissolve or liquidate the Company without adequate provision for the payment of all creditors of the Company and Oncor Electric Delivery.

“Member” means Energy Future Intermediate Holding Company LLC, as the Initial Member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Member Directors” has the meaning set forth in Section 10(a)(iii).

“Moody’s” means Moody’s Investor Services, Inc.

“Non-Ring-Fenced Entity” means each EFH Group member; each Fund Advisor; Citibank, N.A.; Lehman Brothers Holdings Inc.; Morgan Stanley & Co. Incorporated; Credit Suisse; J.P. Morgan Chase Bank, N.A.; Texas Energy Future Capital Holdings LLC and Texas Energy Future Holdings Limited Partnership.

“NRSRO” means each of S&P, Moody’s, Fitch and any other nationally recognized statistical rating organization.

“Obligations” mean all debt obligations (whether secured or unsecured) of any Ring-Fenced Entity rated by a NRSRO, whether now or hereafter outstanding.

“Officer” means an officer of the Company described in Section 12.

“Oncor Electric Delivery” has the meaning set forth in Section 8.

“Oncor Electric Delivery LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery, as the same may be amended and restated, supplemented or otherwise modified from time to time.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Plans” means those certain defined benefit pension plans maintained or contributed to by Energy Future Holdings Corp. and certain of its Affiliates (including Oncor Electric Delivery) for the benefit of their employees (including executives, employee directors, fog inter employees and retirees), collectively with the other postretirement employee benefit plans maintained or contributed to by Energy Future Holdings Corp. and certain of its Affiliates (including Oncor Electric Delivery).

“Principal Member” means the Company for so long as the Company (together with its Permitted Transferees (as defined in the Oncor Electric Delivery LLC Agreement)) holds not less than 10% of the then aggregate outstanding LLC Units (as defined in the Oncor Electric Delivery LLC Agreement); and upon any failure to so hold 10% of the then aggregate outstanding LLC Units, the Company shall cease to be a “Principal Member.”

“PUCT” means the Public Utility Commission of Texas.

“Reimbursement Agreements” means (1) the Reimbursement Agreement, dated January 1, 2004, between Oncor Electric Delivery (as successor-in-interest to Oncor Electric Delivery Company) and Luminant Generation Company LLC (“Luminant Genco”) (formerly TXU Generation Company LP), providing for the reimbursement of certain interest expenses relating to the securitization of certain generation-related regulatory assets held by the Company, together with (2) the Reimbursement Agreement, dated January 1, 2002, between Oncor Electric Delivery (as successor-in-interest to Oncor Electric Delivery Company) and Luminant Genco, providing for payment by Luminant Genco to the Company of certain federal income taxes associated with certain generation-related regulatory assets held by Oncor Electric Delivery.

“Ring-Fenced Entities” means the Company, Oncor Electric Delivery and each of their Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Special Independent Director” means any Director who, in addition to meeting the requirements applicable to Independent Directors, has not been at the time of his or her appointment or at any time in the preceding five years, and during the continuation of his or her service as a Director is not, (i) a direct or indirect legal or beneficial owner in the Company, Oncor Electric Delivery, or any Non-Ring-Fenced Entity, (ii) a creditor; supplier; employee; officer; director; family member of any employee, officer or director; manager or contractor of the Company, Oncor Electric Delivery, or any Non-Ring-Fenced Entity, or (iii) a person who controls (whether directly, indirectly or otherwise) the Company, Oncor Electric Delivery or any Non-Ring-Fenced Entity or any creditor, supplier, employee, officer, director, manager, or contractor of the Company, Oncor Electric Delivery, or any Non-Ring-Fenced Entity; provided, that (I) the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle (other than any such investment vehicle which is an Affiliate of any of the Fund Advisors) shall not preclude such owner from being a Special Independent Director; and (2) the direct or indirect legal or beneficial ownership of interests in a Non-Ring-Fenced Entity shall not preclude such owner from being a Special Independent Director if such ownership is of a “de minimis magnitude”, which, for purposes of this definition, shall mean a fair value that does not exceed one percent of the net worth of such Special Independent Director. Notwithstanding anything to the contrary in this definition of “Special Independent Director”, a Director who also serves as an Independent Director of another Ring-Fenced Entity and who otherwise satisfies the criteria set forth above for a “Special Independent Director”, may still be considered independent within the meaning hereof.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 6(c), each person designated as a Special Member on the signature pages of the Agreement or on the signature pages of a counterpart to the Agreement, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Subsidiary” or “Subsidiaries” of an entity means each other entity that (a) is Controlled by such entity, or (b) a majority of the ownership interests of which are beneficially owned by such entity.

“Tax Sharing Agreement” means the Amended and Restated Tax Sharing Agreement, dated as of the date hereof, by and among the Company, Oncor Electric Delivery, Energy Future Holdings Corp., the Management Member (as defined in the Oncor Electric Delivery LLC Agreement) and the Minority Member (as defined in the Oncor Electric Delivery LLC Agreement), as the same may be amended, supplemented or otherwise modified from time to time.

“Transition Bond Co.” means Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company.

“Transition Charges” means those charges collected from retail electric customers to pay the principal and interest on, and the associated costs to issue and service, bonds issued by Transition Bond Co.

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. References to any entity shall also be deemed to be references to its successor entities.

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Limited Liability Company Interest
Energy Future Intermediate Holding Company LLC	Energy Plaza 1601 Bryan Street Dallas, Texas 75201-3411	$100,000	100%

B-1

SCHEDULE C

Management Agreement

                         , 2008

[

]

Re: Management Agreement—Oncor Electric Delivery Holdings Company LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of Oncor Electric Delivery Holdings Company LLC, a Delaware limited liability company (the “Company”), in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 5, 2008, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

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This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

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SCHEDULE D

DIRECTORS

1.	Nora Brownwell

2.	William T. Hill, Jr.

3.	Marc S. Lipschultz

4.	Robert S. Shapard

5.	Richard W. Wortham III

6.	Jeffrey Liaw

7.	Robert Estrada

8.	Tom Dunning

9.	Monte E. Ford

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SCHEDULE E

Officers	Title
Robert S. Shapard	Chairman of the Board and Chief Executive
R.D. Trimble	President and Chief Operating Officer
Brenda L. Jackson	Senior Vice President
Brenda J. Pulis	Senior Vice President
Charles W. Jenkins III	Senior Vice President
James A. Greer	Senior Vice President
David M. Davis	Vice President, Chief Financial Officer and Secretary
Don J. Clevenger	Vice President, External Affairs and Secretary
Deborah L. Dennis	Vice President
Michael E. Guyton	Vice President
John W. Self	Vice President
Debra L. Elmer	Vice President
Diane Kubin	Assistant Secretary
Richard C. Hays	Controller
John M. Casey	Treasurer

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SCHEDULE F

MEMBERS OF THE NOMINATING COMMITTEE:

1.	William T. Hill, Jr.

2.	Mark S. Lipschultz

3.	Richard W. Wortham III

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